UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 7, 2018
(Date of Report, Date of Earliest Event Reported)

Stage Stores, Inc.
(Exact Name of Registrant as Specified in Charter)

1-14035
(Commission File Number)

NEVADA (State or Other Jurisdiction of Incorporation)	91-1826900 (I.R.S. Employer Identification No.)

2425 West Loop South, Houston, Texas (Address of Principal Executive Offices)	77027 (Zip Code)

(800) 579-2302
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.07    Submission of Matters to a Vote of Security Holders

(a)    Stage Stores, Inc. (“our” and “registrant”) held our Annual Meeting of Shareholders on June 7, 2018 (“Annual Meeting”).

(b)    At the Annual Meeting, our shareholders voted on three matters, with the results of the voting as follows:

•	Item 1. To elect seven directors to our Board of Directors:

Nominee	For	Against	Abstentions	Broker Non-Votes
Alan J. Barocas	11,675,332	606,187	59,541	11,909,928
Elaine D. Crowley	12,111,739	169,973	59,348	11,909,928
Diane M. Ellis	12,099,103	181,614	60,343	11,909,928
Michael L. Glazer	12,094,067	182,367	64,626	11,909,928
Earl J. Hesterberg	12,126,469	154,047	60,544	11,909,928
Lisa R. Kranc	12,135,226	142,486	63,348	11,909,928
William J. Montgoris	12,013,197	285,425	42,438	11,909,928

•	Item 2. To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in our 2018 proxy statement:

For	Against	Abstentions	Broker Non-Votes
10,500,494	1,600,701	239,865	11,909,928

•	Item 3. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2018:

For	Against	Abstentions	Broker Non-Votes
23,870,050	312,893	68,045	N/A

As disclosed in our proxy statement for the Annual Meeting, a properly executed proxy marked “abstain” with respect to Item 2 or Item 3 will not be voted with respect to those items, and abstentions and broker non-votes are not counted as votes cast, so they had no effect on the outcome of those items.

No other matters were submitted to a vote of our shareholders at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STAGE STORES, INC.

Date: June 11, 2017	/s/ Oded Shein
Oded Shein
Executive Vice President,
Chief Financial Officer and Treasurer